Exhibit 3.5

CERTIFICATE OF LIMITED PARTNERSHIP

OF

SAFETY INCOME AND GROWTH OPERATING PARTNERSHIP LP

This Certificate of Limited Partnership of Safety Income and Growth Operating Partnership LP (the "Partnership") is being duly executed and filed by the entity named below as the General Partner of the Partnership under the Delaware Revised Uniform Limited Partnership Act (6 Del.C. § 17-101, et seq.). The General Partner hereby certifies as follows:

FIRST: The name of the limited partnership formed hereby is Safety Income and Growth Operating Partnership LP.

SECOND: The address of the Partnership's registered office in the State of Delaware is c/o National Registered Agents, Inc., 160 Greentree Drive, Suite 101, County of Kent, City of Duver, State of Delaware 19904. The name and address of the registered agent in Delaware for service of process are National Registered Agents, Inc., 160 Greentree Drive, Suite 101, Delaware 19904.

THIRD: The name and business address of the general partner of the Partnership are: SIGOP Gen Par LLC, 1114 Avenue of the Americas, New York, New York 10036:

FOURTH: This Certificate of Limited Partnership shall be effective on the date of filing.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership as of this 14th day of October, 2016

SIGOP GEN PAR LLC

By:	/s/ Kathleen L. Werner
Name: Kathleen L. Werner
Title: Authorized Person

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT CHANGING ONLY THE

REGISTERED OFFICE OR REGISTERED AGENT OF A

LIMITED PARTNERSHIP

The limited partnership organized and existing under the Limited Partnership Act of the State of Delaware, hereby certifies as follows:

1.            The name of the limited partnership is

SAFETY INCOME AND GROWTH OPERATING PARTNERSHIP LP

2.	The Registered Office of the limited partnership in the State of Delaware is
changed to	2711 Centerville Road, Suite 400
(street), in the City of wilmington
Zip Code	19 8 0 8	. The name of the Registered Agent at such address upon

whom process against this limited partnership may be served is

Corporation Service Company

By:	SIGOP Gen Par LLC
General Partner

Name:	/s/ Geoffrey M. Dugan, Authorized Person
Print or Type

STATE OF DELAWARE AMENDMENT TO

THE CERTIFICATE OF LIMITED PARTNERSHIP

The undersigned, desiring to amend the Certificate of Limited Partnership pursuant to the provisions of Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware, does hereby certify as follows:

FIRST: The name of the partnership is Safety Income and Growth Operating Partnership LP.

SECOND: Article First of the Certificate of Limited Partnership shall be amended as follows:

First: The name of the limited partnership formed hereby is Safehold Operating Partnership LP.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Partnership this 22nd day of February, 2019, A.D.

SIGOP Gen Par LLC,
a Delaware limited liability company,
General Partner

/s/ Geoffrey M. Dugan
Geoffrey M. Dugan,
General Counsel, Corporate and Secretary